File No. 333174056
Filed under Rule 424(b)(3)



OVERSTAMP: Effective December
14, 2011 the ratio has changed to
One (1) American Depositary Share
represents Five (5) deposited
Shares

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
Twenty (20) deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
OF
 RED 5 LIMITED (ABN 73 068 647 610)
(INCORPORATED UNDER THE LAWS
OF AUSTRALIA)
            The Bank of New York
Mellon, as depositary (hereinafter called the
Depositary), hereby certifies
that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of RED 5 Limited, a company incorporated under the laws of the Commonwealth of Australia (herein called the Company). At the date hereof, each American Depositary Share represents twenty (20) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Melbourne, Victoria, Australia office of National Australia Bank Ltd.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286








1.
      THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement dated as of __________, 2011 (herein called the Deposit Agreement) by and among the Company, the Depositary and all Owners and Holders from time to time of American
Depositary Shares issued thereunder, each of whom by accepting American Depositary
Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited
Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2.
      SURRENDER OF AMERICAN
DEPOSITARY SHARES  AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited
Securities at the time represented by those American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by such Owner or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by such Owner and any necessary tax stamps affixed
(or, in the case of Shares in bookentry form, confirmation of recordation in the books of the Share Registrar or that irrevocable instructions have been given to cause such Shares to be so recorded) and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.
      TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      Subject to the limitations contained
in the Deposit Agreement, transfers of
American Depositary Shares may be
registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American
Depositary Shares properly endorsed for
transfer or accompanied by proper
instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.11 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American
Depositary Shares and deliver to the Owner the same number of certificated American
Depositary Shares.
      As a condition precedent to the
delivery, registration of transfer, or surrender of any American Depositary Shares or splitup or combination of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar shall require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement and may also require the production of (a) proof satisfactory to it as to the identity and genuineness of any signature, (b) compliance with any laws or regulations relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities,
(c) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assurance compliance with the Securities Act of 1933 and rules and regulations thereunder and (d) compliance with such reasonable procedures, if any, as the Depositary may establish consistent with the provisions of the Deposit
Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American
Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary
Shares generally may be suspended, during any period when the transfer books of the Depositary, the Company or the Registrar or the Foreign Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any securities exchange on which the Shares or American Depositary Shares are listed, or under any provision of the Deposit
Agreement, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities, and
(iv) any other reason that may at any time be specified in paragraph I.A.(1) of the General
Instructions to Form F6 (as such General
Instructions may be amended from time to
time).  Without limitation of the foregoing,
the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or rights that would be required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares for such offer and sale.

4.
      LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.
      WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and proper evidence of title
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.
      FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, evidence of the number of Shares
beneficially owned or any other matters
necessary or appropriate to evidence
compliance with the Corporations Act of
Australia, the Foreign Acquisitions and
Takeovers Act 1975, the Financial Sector
(Shareholdings) Act 1998, the constitution
of the Company and exchange control
regulations, or such information relating to
the registration on the books of the
Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary may reasonably deem
necessary or proper or as the Company may
reasonably require by written notice to the
Depositary.  The Depositary may withhold
the delivery or registration of transfer of
American Depositary Shares or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made and, if such proof or
information has been requested by the
Company, it shall be provided to the
Depositarys satisfaction consistent with
reasonable criteria requested of the
Depositary by the Company in writing.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body in
the Commonwealth of Australia that is then
performing the function of the regulation of
currency exchange.
7.
      CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by and the liability of any party
depositing or withdrawing Shares or by any
party surrendering American Depositary
Shares or to whom American Depositary
Shares are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock regarding
the American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.3 of the Deposit Agreement), or
by Owners, as applicable:  (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the terms
of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as
are expressly provided in the Deposit
Agreement, (4) such expenses as are incurred
by the Depositary in the conversion of
foreign currency pursuant to Section 4.5 of
the Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of American Depositary Shares
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.05 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above that
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause 6, a fee of $.05 or less per
American Depositary Share (or portion
thereof) per annum for depositary services,
which will be payable as provided in clause
9 below, and (9) any other charges payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
8.
      PRERELEASE OF RECEIPTS.
            Unless requested in writing
by the Company to cease doing so,
notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may deliver
American Depositary Shares prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (a PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the surrender of American Depositary Shares
that have been PreReleased, whether or not
such cancellation is prior to the termination
of such PreRelease or the Depositary knows
that such American Depositary Shares have
been PreReleased.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a PreRelease.
 Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered, that such person, or its customer,
(i) beneficially owns the Shares or American
Depositary Shares to be remitted, as the case
may be, (ii) assigns all beneficial right, title
and interest in such American Depositary
Shares or Shares, as the case may be, to the
Depositary in its capacity as such and will
hold such American Depositary Shares or
Shares, as the case may be, in trust for the
account of the Depositary until delivery
thereof to the Depositary and (iii) will not
take any action with respect to such
American Depositary Shares or Shares, as
the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary,
disposing of such American Depositary
Shares or Shares, as the case may be), other
than in satisfaction of the PreRelease, (b) at
all times fully collateralized with cash or
such other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreRelease will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems reasonably appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.
      TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of New York. American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.
      VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been (i)
executed by the Depositary by the manual
signature of a duly authorized officer of the
Depositary or (ii) executed by the facsimile
signature of a duly authorized officer of the
Depositary and countersigned by the manual
signature of a duly authorized signatory of
the Depositary or a Registrar.
11.
      REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company publishes information
in English required to maintain the
exemption from registration under Rule
12g32(b) under the Securities Exchange Act
of 1934 on its Internet web site or through
an electronic information delivery system
generally available to the public in its
primary trading market.  The Companys
Internet web site address is
www.red5limited.com.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company that are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.
      DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into dollars and will distribute
the amount thus received (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the
Deposit Agreement) to the Owners entitled
thereto; provided, however, that in the event
that the Custodian or the Depositary is
required to withhold and does withhold
from any cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement) will be
distributed by the Depositary to the Owners
of Receipts entitled thereto all in the manner
and subject to the conditions described in
Section 4.1 of the Deposit Agreement.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act of 1933.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution
as provided in Section 5.9 of the Deposit
Agreement.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall, subject to the
two following sentences, if the Company so
requests in writing, deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend
or free distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares,
including the withholding of any tax or
governmental charge as provided in Section
4.11 of the Deposit Agreement and after
deduction or upon the payment of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the
Deposit Agreement (and the Depositary may
sell, by public or private sale, an amount of
Shares received that is sufficient to pay its
fees and expenses in respect of that
 distribution as provided in Section 5.9 of
the Deposit Agreement).  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions described in
Section 4.1of the Deposit Agreement.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge that the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.
      RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable laws.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, deliver American Depositary
Shares to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
that provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable laws.
      If the Depositary reasonably
determines in its discretion that it is not
lawful and feasible to make such rights
available to all or certain Owners, it shall use
its reasonable efforts to sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any American Depositary Shares or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
under the Securities Act of 1933 with
respect to such rights or underlying securities
or to endeavor to have such a registration
statement declared effective or otherwise to
register such rights or securities under any
other applicable laws for any purpose.  If an
Owner requests the distribution of warrants
or other instruments, notwithstanding that
there has been no such registration under the
Securities Act of 1933, the Depositary shall
not effect such distribution unless it has
received an opinion from recognized United
States counsel for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.
      CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments that entitle the
holders thereof to such Dollars, then to the
holders of such warrants and/or instruments
upon surrender thereof for cancellation.
 Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any American Depositary Shares
or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; provided, however, that in no
event shall the Company be required to
make any such filing.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof that is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable,
or if any such approval or license is not
obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.
      RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
reasonably necessary, the Depositary shall
fix a record date that shall be the same as, or
as close as, possible to, any record date
established by the Company in respect of the
Shares or other Deposited Securities, (a) for
the determination of the Owners who shall
be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.
      VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be prepared by the
Depositary and approved by the Company,
which shall contain (a) such information as is
contained in such notice of meeting received
by the Depositary from the Company, (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of law and of the constitution of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of American
Depositary Shares on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by those American
Depositary Shares in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction cutoff date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under Section
4.7 of the Deposit Agreement, the Company
shall give the Depositary notice of any such
meeting or solicitation and details
concerning the matters to be voted upon not
less than 28 days prior to the meeting date.
17.
      CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any splitup, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property that shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall, if permitted by
applicable law, be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received, unless additional Receipts are
delivered pursuant to the following
sentence.  In any such case the Depositary
may, and shall if the Company so requests,
deliver additional American Depositary
Shares as in the case of a dividend in Shares,
or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities and take other actions as
reasonably requested by the Company or as
the Depositary, after consultation with the
Company, considers appropriate to reflect
the transaction with respect to the American
Depositary Shares.
18.
      LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Holder, (i) if by reason of any
provision of any present or future law or
regulation of the United States, the
Commonwealth of Australia or any other
country, or of any governmental or
regulatory authority, or by reason of any
provision, present or future, of the
constitution or any similar document of the
Company, or by reason of any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company (or any of their respective
directors, officers, employees, agents or
affiliates) shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing that by the terms
of the Deposit Agreement or Deposited
Securities it is provided shall be done or
performed, (ii) by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing that by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse,
and neither the Depositary nor the Company
nor any of their respective directors, officers,
employees, agents or affiliates shall have any
liability to an Owner on accord thereof.
 Neither the Company nor the Depositary
nor any of their respective directors, officers,
employees, agents and affiliates assumes any
obligation nor shall any of them be subject to
any liability under the Deposit Agreement to
Owners or Holders, except that each of the
Company and the Depositary agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of their
respective directors, officers, employees,
agents or affiliates shall be under any
obligation to appear in, prosecute or defend
any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the American Depositary Shares,
on behalf of any Owner or Holder or other
person.  Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Holder, or any
other person believed by it in good faith to
be competent to give such advice or
information.  Each of the Depositary, the
Company and their directors, officers,
employees, agents and controlling persons
may rely and shall be protected in acting
upon any written notice, request, direction or
other document believed by such person to
be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be liable for any acts or
omissions of a successor depositary whether
in connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
 The Depositary shall not be liable for the
acts or omissions of any securities
depository, clearing agency or settlement
system in connection with or arising out of
bookentry settlement of Deposited
Securities or otherwise.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.
        No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.
RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
to do so delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional
custodian or custodians.
20.
      AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
or Holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
American Depositary Shares. Every Owner
and Holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such American Depositary Shares or
any interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby. In
no event shall any amendment impair the
right of the Owner to surrender American
Depositary Shares and receive therefor the
Deposited Securities represented thereby,
except in order to comply with mandatory
provisions of applicable law.
 Notwithstanding the foregoing, if any
governmental body should adopt new laws,
rules or regulations that would require
amendment or supplement of the Deposit
Agreement to ensure compliance therewith,
the Company and the Depositary may
amend or supplement the Deposit
Agreement and the Receipts at any time in
accordance with such changed laws, rules or
regulations.  Such amendment or supplement
to the Deposit Agreement in the
circumstances may become effective before
or without any notice of such amendment or
supplement is given to Owners or within any
period of time as required for compliance
with such laws, rules or regulations.
21.
      TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 90 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section 2.5
of the Deposit Agreement, and (c) payment
of any applicable taxes or governmental
charges, be entitled to delivery, to the
Owner or upon the Owners order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.8 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.
DTC DIRECT REGISTRATION SYSTEM
AND PROFILE MODIFICATION
SYSTEM.
      (a)
            Notwithstanding the
provisions of Section 2.4 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS that allows a DTC
participant, claiming to act on behalf of an
Owner, to direct the Depositary to register a
transfer of those American Depositary
Shares to DTC or its nominee and to deliver
those American Depositary Shares to the
DTC account of that DTC participant
without receipt by the Depositary of prior
authorization from the Owner to register
such transfer.
      (b)
            In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant that is claiming to
be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.3 and 5.8 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.
SUBMISSION TO JURISDICTION;
JURY TRIAL WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i)   appointed CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.
      DISCLOSURE OF INTERESTS
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.4 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any such
responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange may require the disclosure of beneficial or other ownership of Deposited Securities, other
Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Companys instructions in respect of any such enforcement or limitation.